EXHIBIT 10.16

This Assignment of Leases and Rents

was prepared by and after recording should

be returned to:

KEYBANK NATIONAL ASSOCIATION

11501 Outlook, Suite 300

Overland Park, Kansas 66211

Attention: Mary Ann Gripka

Loan No. 10057878

(space above reserved for recorder’s use)

ASSIGNMENT OF LEASES AND RENTS

TNP SRT PORTFOLIO I, LLC

to

KEYBANK NATIONAL ASSOCIATION

Dated: January 6, 2012

Location: 14101, 14135 and 14177 Main Street, Hesperia, California

Loan No. 10057878

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (“Assignment”) is made as of January 6, 2012, by and between TNP SRT PORTFOLIO I, LLC, a Delaware limited liability company (“Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

Recitals of Fact

The following recitals are a material part of this instrument:

A. Borrower is the owner of certain property located in San Bernardino County, California, which is commonly known as Topaz Marketplace, legally described on Exhibit A attached hereto and by this reference made a part hereof (the real estate, together with all improvements thereon and personal property associated therewith, is hereinafter collectively called the “Property”).

B. Lender is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $33,200,000.00 pursuant to a Loan Agreement of even date herewith between Lender and Borrower (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note of even date herewith given by Borrower in favor of Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Note”) and secured by, among other things, one or more mortgages/deeds of trust, assignments of leases and rents and security agreements, dated as of the date hereof given by Borrower to Lender and encumbering the Property (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, individually and collectively, the “Security Instrument”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

C. Borrower desires to assign to Lender the rents, leases and profits of and from the Property and the proceeds therefrom, as primary and not as secondary security for the payment of the Note and the Debt (as such term is hereinafter defined), and for the performance of the obligations in the Loan Agreement, Security Instrument and the other Loan Documents.

Agreement

In consideration of the Loan from Lender to Borrower, which is of direct and substantial benefit to Borrower, the mutual covenants contained in this Assignment, and for other good and valuable considerations, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Assignment. Borrower absolutely and unconditionally assigns, transfers, sets over and conveys to Lender the following, absolutely and not as additional security:

(a) Leases and Other Agreements. All existing and future written and oral leases, subleases, tenancies, subtenancies, licenses, contracts, contract rights, and occupancy and all other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Property, now or hereafter made, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), together with any extension, renewal or replacement of the same (collectively the “Leases”); this Assignment of all such present and future leases and present and future agreements being effective without further or supplemental assignment.

(b) Rents. All rents, additional rents, revenues, payments (including payments in connection with the exercise of any purchase option or termination rights), income, issues and profits (including all oil and gas or other mineral royalties and bonuses), deposits, accounts and other benefits arising from the Leases or otherwise from the use, enjoyment and occupancy of the Property and any cash or security deposited in connection therewith, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”).

(c) Bankruptcy Claims. All claims and rights to the payment of damages and other claims arising from any rejection by a lessee of any Lease under the Bankruptcy Code (the “Bankruptcy Claims”).

(d) Lease Guaranties. All claims and rights under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty,” and collectively, the “Lease Guaranties”) given to Borrower by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor,” and collectively, the “Lease Guarantors”).

(e) Proceeds. All proceeds from any sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

(f) Other Rights of Lessor. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including the immediate and continuing right to make claim for, receive, collect and apply all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt), and to do all other things which Borrower or any lessor is or may become entitled to do under the Leases or the Lease Guaranties.

(g) Entry and Possession. The right, at Lender’s option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents and enforce the Leases.

(h) Power of Attorney. Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in this Assignment and any or all other actions designated by Lender for the proper management and preservation of the Property.

(i) Other Rights and Agreements. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (h) above, and all amendments, modifications, replacements, renewals, extensions, supplements, restatements and substitutions thereof.

2. Debt. This Assignment secures the “Debt,” as such term is defined in the Loan Agreement. Nothing herein shall be construed to obligate Lender to make any renewals or additional loans or advances, including increasing the amount of the Note.

3. Term. This Assignment shall remain in effect until the Debt and all other obligations evidenced by the Note or advanced under the Loan Documents are paid in full, or this Assignment is voluntarily released by Lender. Upon payment in full of the Debt and the delivery and recording of a satisfaction or discharge of Security Instrument duly executed by Lender, this Assignment shall become null and void and shall be of no further force and effect.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Assignment: (a) the failure of Borrower to perform or to observe any agreement, covenant, or condition required under this Assignment, which failure is not cured within twenty (20) days after written notice from Lender to Borrower (provided that Borrower shall not be entitled to a cure period hereunder if such breach or default is not capable of being cured as determined by Lender); (b) the breach by Borrower of any representation or warranty given or made hereunder by Borrower or in any writing furnished or to be furnished by Borrower under this Assignment; or (c) the occurrence of an Event of Default under any of the Loan Documents which has continued beyond any applicable cure period therefor.

5. License to Borrower Prior to Default. Notwithstanding that this Assignment is an absolute assignment of the Leases and Rents and not merely the collateral assignment of, or the grant of a lien or security interest in the Leases and Rents, Lender hereby grants to Borrower an exclusive license revocable upon occurrence of an Event of Default to possess, use and enjoy the Property and to collect and retain the Rents of and from the Property, unless and until an Event of Default occurs. Even prior to the occurrence of an Event of Default, no Rents or other payment in excess of one month in advance shall be collected or accepted by Borrower without the prior written consent of Lender.

6. Lender’s Remedies Upon Default. Upon the occurrence of an Event of Default, Borrower’s license to collect and retain the Rents under Section 5 above shall immediately terminate. Lender will have the right at its option to enforce and to exercise any or all of its rights under this Assignment or otherwise, but Borrower expressly agrees that Lender’s exercise of any rights hereunder or Lender’s affirmative act to collect the Rents or other income or to acquire possession of the Property shall not be a prerequisite or precondition to the full enforceability of Lender’s rights hereunder.

6.1 Upon the occurrence of an Event of Default, and upon Lender’s election, Borrower shall deliver to Lender all of the original Leases, and all modifications, extensions, renewals, amendments, and other agreements relating thereto and to the Property. Any oral Leases shall be described in a writing delivered by Borrower to Lender.

6.2 Upon the occurrence of an Event of Default, Lender, at its option, and without any notice whatsoever to Borrower, shall have the right and is hereby authorized to:

(a) take possession and control of the Property; (b) manage and operate the Property; (c) preserve and maintain the Property; (d) make repairs and improvements to the Property which Lender at its discretion deems necessary; (e) collect all Rents from the Property; (f) enforce the Leases; (g) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of the Leases; (h) in the name of either Borrower or Lender enter into real or personal property leases, subleases or tenancy agreements, or other contracts or agreements, with such third parties as Lender may at its discretion select, and upon such terms and conditions as Lender in its discretion may determine; (i) sue for unpaid rents, payments or proceeds in the name of Borrower or Lender; (j) maintain actions for possession of property or for rent; (k) compromise or give acquittance for rents, payments or proceeds that may become due; (l) maintain suits on contracts and agreements; (m) delegate any and all rights and powers given to Lender by this Assignment; and (n) use such measures, legal or equitable, as in its discretion may carry out and effectuate the provisions of this Assignment.

In addition, upon the occurrence of an Event of Default, Lender may, at its option, and without any notice whatsoever to Borrower, and without regard to the value of the Property or the adequacy of the Property (together with any other property securing the Debt) to secure repayment of the Debt, have a receiver appointed to do all of the actions set forth in the immediately preceding paragraph and to, with the consent of Lender, dispose (by lease, sale or otherwise) of some or all of the Property in the course of the proceeding in which such receiver is appointed.

All such actions shall be taken at the expense of the Borrower, who agrees to reimburse Lender for all amounts expended, together with interest thereon from the date of expenditure at the Default Rate stated in the Note, upon demand.

7. Appointment. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, exercisable following the occurrence of an Event of Default, to execute any or all of the rights or powers described in this Assignment, with the same force and effect as if executed by the Borrower, and Borrower ratifies and confirms any and all acts done or omitted to be done by Lender, its agents, servants, employees or attorneys under the authority of such power of attorney.

8. Instructions to Lessees. This Assignment constitutes an irrevocable direction to and full authority from Borrower to any lessee, tenant, subtenant, occupant of premises, or other contracting party to pay directly to Lender, upon Lender’s request, all Rents and other amounts which may be or become due to Borrower. No proof of the occurrence of an Event of Default shall be required. Any lessee, tenant, subtenant or other contracting party is hereby irrevocably authorized by Borrower to rely upon and comply with any notice or demand by the Lender for the payment to the Lender of any rental or other amounts which may be or become due under its Lease, or for the performance of any obligations under such Lease. Borrower irrevocably agrees that the lessee, tenant, subtenant, or other contracting party following such instructions from Lender shall not be liable to Borrower or any person claiming under Borrower, for making any payment or rendering any performance to Lender. The lessee, tenant, subtenant or other party to any Lease shall have no obligation or right to inquire whether any Event of Default has actually occurred or is then existing. By its execution of this Assignment, Borrower irrevocably makes and delivers the aforementioned instructions.

9. Application of Income. The Rents, payments, proceeds and income collected by Lender may be applied as follows, in whatever order Lender in its discretion may determine:

(a) To the payment of the operating expenses of the Property, including costs of management (which shall include reasonable compensation to the Lender and its agent or agents, if management be delegated to an agent or agents); improvements, alterations, replacements and repairs to the Property; placing the Property in such condition as will, in the judgment of Lender, make it readily rentable; premiums on fire, flood, tornado, casualty, liability or other insurance if Lender deems such insurance necessary; and any claims for damages arising out of the ownership or management of the Property.

(b) To the payment of the actual costs and expenses incurred by Lender in collecting such Rents, payments, proceeds and income, including commissions paid to secure tenants or lessees; reasonable attorneys’ fees incurred in recovering the Property or any personal property from any lessee or other contracting party for any cause whatsoever and in the collection of unpaid Rents, payments, income or proceeds; and attorneys’ fees incurred by Lender in connection with the enforcement of this Assignment or in protecting Lender or its interest in any of the collateral securing the Loan (including attorney’s fees and litigation expenses related to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum, including actions or proceedings brought by or on behalf of Borrower’s bankruptcy estate or any guarantor or indemnitor).

(c) To the payment of taxes, special assessments and insurance premiums which become due and delinquent on the Property; all obligations contained in the Loan Documents; and any liens or encumbrances on the Property or any personal property of Borrower.

(d) To the payment of bills for reasonable and necessary repairs and improvements on the Property.

(e) To the payment of the Debt and any and all indebtedness, together with interest, evidenced by the Loan Documents, or any deficiency which may result from any foreclosure sale, in such amount and manner as Lender shall determine in its discretion.

10. Lien on Property. If the Rents, payments, income and proceeds from the Property are insufficient to reimburse Lender for any expenses incurred by Lender pursuant to this Assignment, any unpaid disbursements shall be a lien on the Property with priority equal to the lien of the Security Instrument.

11. Lender as Agent. Lender is acting solely as agent of Borrower in taking any actions in connection with the Property. Lender assumes no liability in any other capacity. Lender shall not be obligated to perform any obligation or duty, or discharge any liability under any of the Leases under or by reason of this Assignment.

12. Bankruptcy.

12.1 If Lender determines at any time and from time to time that it is necessary or desirable to protect Lender’s interest in the Loan and the Property, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code. Borrower shall give Lender notice promptly upon Borrower learning that a petition under the Bankruptcy Code has been filed by or against Tenant.

12.2 If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten (10) day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

13. No Liability of Lender; Indemnification of Lender.

13.1 Lender shall not in any way be liable to Borrower for any action or inaction of Lender, its employees or agents with respect to Lender’s exercise of the powers granted Lender by this Assignment, including any liability relating to the renting or leasing of the Property after an Event of Default by Borrower, or damage to the Property (unless caused by the willful misconduct or gross negligence of Lender). Borrower expressly waives and releases Lender from all such liability.

13.2 Lender shall not be responsible for any failure to perform any covenants in any of the Leases, either before or after the exercise of any assignments or remedies contained in this Assignment. Lender shall not be responsible for the condition or operation of the Property or for any damage or harm to the Property or any additions, improvements, or fixtures to the Property. This Assignment shall not operate to place upon Lender any obligation for the control, care, management or repair of the Property, or for the discovery of or correction of any dangerous or defective condition on the Property, including any environmental matters described in the separate Environmental Indemnity Agreement, or any negligence in the management, upkeep, repair or control of the Property. Lender also shall not be liable to any person or entity for any accidents or other occurrences occurring on or with respect to any part of the Property, except for any such accidents or other occurrences resulting from the willful misconduct or grossly negligent actions of Lender.

13.3 Borrower shall save, defend, indemnify and hold Lender and its agents, employees, contractors, and managers harmless from and against any and all costs, expenses, liability, damages, claims or assertions that may be incurred by or made against Lender or any such persons or entities arising from or related to the Leases or Rents, or by reason of this

Assignment, including any claims by reason of any alleged obligations and undertakings on Lender’s part to perform or discharge any of the terms, covenants or agreements contained in the Leases, or any right to maintain, inspect, manage or otherwise exercise any control or supervision over the Property or the condition thereof, or any claims described in the preceding subsection of this Assignment, except for any claims resulting from the willful misconduct or grossly negligent actions of Lender. Should Lender incur any such liability, loss or damage, Borrower shall on demand pay to Lender any and all cost, expense, liability, or damage arising therefrom plus costs, expenses and attorneys’ fees and expenses, with interest from the date the cost or loss is incurred, at the Default Rate stated in the Note, and all of the foregoing shall be secured by this Assignment and by the other Loan Documents.

14. Remedies Cumulative. The remedies provided in this Assignment and in the other Loan Documents are cumulative and not mutually exclusive. The remedies can be exercised successively or concurrently, as many times as and as often as the occurrence of an occasion for which Lender is entitled to a remedy under the Loan Documents or applicable law, and the exercise of any one or more remedies shall not be a waiver of or preclude the exercise of any one or more remedies at the same or any later time for the same or any later default.

15. Continuing Effect. No judgment or decree which may be entered on any Debt secured or intended to be secured by the Security Instrument or any other Loan Documents shall lessen the effect of this instrument, but this Assignment shall continue in full effect until the full payment and discharge of (a) the Debt secured by the Security Instrument or any other Loan Documents, and (b) all expenses incurred by Lender relating to the Property. This Assignment shall remain in full effect during the pendency of any foreclosure proceedings under any of the other Loan Documents, both before and after sale, until the issuance of a deed to the foreclosure sale purchaser.

16. Further Assurances; Receivership and Other Proceedings.

16.1 Upon Lender’s request, Borrower shall execute any documents or instruments Lender may request, for the purpose of providing further evidence of this Assignment, to carry out the intent and terms of this Assignment, to evidence other amounts that may become payable from Borrower to Lender as referred to in this Assignment, or to accomplish any other purpose deemed appropriate by Lender.

16.2 Borrower consents and authorizes any court of competent jurisdiction to issue, ex parte and without any notice to Borrower or its counsel (which notice is hereby waived), any orders that may be appropriate, in Lender’s discretion, to enforce the terms of this Assignment or to grant Lender such powers and authority as Lender may need to enforce this Assignment, including the appointment of a receiver for the Property. No bond shall be required of Lender. The parties recognize and agree that time will be of the essence in any such proceeding. Such receiver shall be entitled without notice to take possession of and protect the Property, operate the same, collect the Rents therefrom, and otherwise exercise any rights or authority granted to Borrower in this Assignment or any other Loan Documents. Lender’s right to the appointment of a receiver shall continue regardless of the value of the Property as security for the Debt or the solvency of any person or corporation liable for the payment of such amount. Notwithstanding the appointment of any receiver, liquidator or trustee for Borrower, or of any of its property, or of the Property, Lender shall be entitled to retain possession and control of all Property now or hereafter held under this Assignment and any other Loan Documents, including the Rents.

17. [Intentionally Deleted].

18. Legal Challenges. Borrower shall appear for itself (and for Lender, if Lender so requests) in any action or proceeding affecting the Property, the Leases, the Rents or this Assignment, and shall at its own cost vigorously defend title to the Property and the enforceability of the Leases and this Assignment against all legal challenges. Where necessary or where requested by Lender, Borrower shall at its own cost institute any legal actions respecting the same. Borrower shall not challenge, and irrevocably waives any challenge to, the legality or enforceability of this Assignment and all provisions of this Assignment.

19. Set-Off. Upon default by Borrower under this Assignment, Lender (or the holder or owner of any Debt secured by this Assignment) shall immediately have the right, without further notice to Borrower, to set off against the Note and any other debts secured by this Assignment all debts of Lender (or such holder or owner) to Borrower, whether or not then due.

20. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged) and with a second copy to be sent to the intended recipient by an other means permitted under this Section, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Facsimile No.: 877-379-1625
Attention: Loan Servicing

with a copy to:
Daniel Flanigan, Esq.
Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Facsimile No.: (816) 753-1536

If to Borrower:	c/o Thompson National Properties, LLC
1900 Main Street, Suite 700
Irvine, California 92614
Attention: Christopher Lal
Facsimile No.: (949) 252-0212

With a copy to:	Kaplan Voekler Cunningham & Frank PLC
7 East 2nd Street
Richmond, Virginia 23218-2470
Attention: Thomas Voekler
Facsimile No.: (804) 525-1794

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day (as defined in the Loan Agreement); or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

21. Miscellaneous. The following provisions are additional terms of this Assignment:

21.1 Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the reduction or satisfaction of the Debt, without prejudice to any of its rights under this Assignment.

21.2 No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.

21.3 All rights and remedies of Lender are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lender’s successors and assigns.

21.4 Nothing herein shall be interpreted to make Lender a “mortgagee in possession” in the absence of Lender’s taking of actual possession of the Property. Borrower hereby waives any claims against Lender by reason of Lender’s exercise of any remedies hereunder.

21.5 All obligations of Borrower shall bind its heirs, executors, administrators, trustees, custodians, successors and assigns.

21.6 In case of any conflict between the terms of this Assignment and the terms of the Security Instrument or Loan Agreement, the terms of the Security Instrument or Loan Agreement shall prevail.

21.7 This Assignment, including this Section, may only be modified or amended by written documents and no oral amendment, waiver, extension or other modification hereof shall be enforceable, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Assignment; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Assignment; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Assignment.

21.8 This Assignment shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

21.9 If any provision of this Assignment is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions of this Assignment shall remain in full force and effect.

21.10 This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

22. Definitions; Rules of Construction.

22.1 Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word “Borrower” shall mean “individually and collectively, jointly and severally, each Borrower (if more than one) and any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of a proceeding under the United States Bankruptcy Code; “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Assignment,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender (a) in protecting its interest in the Property, the Leases and the Rents, (b) relating to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum (including actions or proceedings brought by or on behalf of Borrower’s bankruptcy estate or any guarantor or indemnitor), or (c) in enforcing its rights under this Assignment. Any capitalized term used herein that is defined in any other Loan Document and not otherwise defined herein shall have the same meaning when used in this Assignment.

22.2 The following rules of construction shall be applicable for all purposes of this Assignment and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:

(a) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;

(b) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;

(c) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Assignment;

(d) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(e) the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Assignment refer to this Assignment as a whole and not to any particular provision or section of this Assignment;

(f) an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender;

(g) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document; and

(h) wherever Lender’s judgment, consent, approval or discretion is required under this Assignment for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Assignment, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Assignment or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent.

23. [Intentionally Deleted].

24. Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Assignment (other than the terms and conditions of Section 25), the terms and conditions of this Section shall be binding.

24.1 Lender’s Remedies Upon Default. The following is added as a new Section 6.3:

6.3 In addition to the rights of Lender specifically granted by Borrower under this Assignment, upon the occurrence of an Event of Default under the Loan Documents, Lender shall be entitled to enforce this Assignment as provided under California Civil Code Section 2938.

(a) Lender shall have the right to enforce this Assignment by (1) the appointment of a receiver; (2) obtaining possession of the rents, issues, or profits; (3) delivery to any one or more of the tenants of the Property of a written demand for turnover of rents, issues, and profits in the form specified in California Civil Code Section 2938 (“Section 2938”) a copy of which demand shall also be delivered to Borrower, and a copy of which shall be mailed to all other assignees of record of the leases, rents, issues, and profits of the Property at the address for notices provided in the assignment or, if none, to the address to which the recorded assignment was to be mailed after recording; and (4) delivery to Borrower of a written demand for the rents, issues, or profits, a copy of which shall be mailed to all other assignees of record of the leases, rents, issues and profits of the Property at the address for notices provided in the assignment, or, if none, to the address to which the recorded assignment was to be mailed after recording.

(b) Moneys received by the Lender pursuant to this Section 6.3, net of amounts paid to preserve and protect the Property, shall be applied in accordance with this Assignment and the other Loan Documents. Notwithstanding anything to the contrary contained in the Loan Agreement, Security Instrument or any other Loan Document, if Lender shall proceed to enforce this Assignment by means other than the appointment of a receiver and consequently receives Rents as a result thereof, and Lender receives written demand from Borrower (or any other party entitled under law to make demand on Lender) to pay the reasonable costs of protecting and preserving the Property, Lender may elect either to pay (either directly to the party to whom owed, or by joint check payable to Borrower and such party) or authorize Borrower to pay, such costs (such payments being referred to herein as “Protective Payments”), conditioned upon Borrower furnishing to Lender all information (such as invoices, bills, contracts, or purchase orders) necessary in order for Lender to identify the party to whom payment is owed or the work, service or item for which payment is requested and to establish that such Protective Payments are required to be paid or authorized under this Section. If Borrower is authorized to pay any Protective Payments under this Section, Lender reserves the right to deposit the amounts necessary to pay such Protective Payments into a non-interest bearing checking account, in which Borrower shall have granted to Lender a perfected, first priority security interest, from which Borrower shall be obligated to draw the funds necessary to pay such Protective Payments. In the event that Lender agrees or is required under any circumstances to pay or authorize the payment of any Protective Payments consisting of costs of improvement of the Property or any portion thereof (or any other costs the non-payment of which would entitle the payee to enforce mechanic’s or materialman’s liens or similar rights), Lender shall be authorized, before paying or authorizing the payment of any such payments, to require compliance with standard construction loan disbursement conditions with respect to such costs, including, without limitation, the receipt of unconditional mechanics’ lien waivers with respect to the work for which such costs are to be paid.

(c) Notwithstanding the foregoing, neither the application nor the failure to apply the rents, issues, or profits of the Property shall result in a loss of any lien or security interest which Lender holds in the Property or any other collateral pursuant to the Loan Agreement, Security Instrument and the other Loan Documents, render the obligation evidenced by the Note unenforceable, constitute a violation of Section 726 of the California Code of Civil Procedure, or otherwise limit any right available to Lender with respect to its security.

(d) In no event shall Lender be obligated to pay or authorize the payment of Protective Payments in excess of any Rents actually received by Lender as a result of the enforcement of this clause of this Section.

(e) Nothing contained in this Section shall limit the rights of Lender under any other provision of the Loan Agreement or Security Instrument.

(f) Nothing contained in this Section shall limit either (x) Lender’s right to cease at any time any further enforcement of the Security Instrument under Section 2938 by sending written notice of the cancellation thereof to each party to whom a demand notice was sent, or (y) Lender’s right to seek the appointment of a receiver, either of which if enforced by Lender, shall terminate Lender’s obligations under this Section.

(g) In no event shall any enforcement of Lender’s rights under this Section, including, without limitation, the payment or authorization of payment of any Protective Payments, make Lender a “mortgagee-in-possession” or limit, waive, or otherwise derogate any of Lender’s other rights and remedies available to it under the Loan Documents to which Borrower is a party or at law. In no event shall any exercise of rights by the Lender under this Section, including, without limitation, the payment or authorization of payment of any Protective Payments, be construed to require the Lender to operate or manage the Property or be construed as an assumption by Lender of any obligation to operate or manage the Property, and all liabilities and obligations in relation to the operation and management of the Property shall remain exclusively that of the Borrower.

(h) Without in any way limiting Borrower’s other indemnification obligations set forth in the Loan Agreement, Security Instrument and in any of the Loan Documents to which Borrower is a party, Borrower shall indemnify, defend, protect, and hold harmless Lender, and its successors and assigns, from and against any and all losses, costs, expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses), damages, liabilities, or claims asserted against or suffered by

Lender (i) arising from any Protective Payments made, or authorized to be made, by Lender in good faith, and (ii) arising from any work performed or goods or services furnished in connection with the ownership or operation of the Property at any time during which Lender shall be enforcing its rights under this Section.

24.2 Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS ASSIGNMENT, THE LOAN AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

JW
Borrower’s Initials

25. Additional Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Assignment, the terms and conditions of this Section shall be binding.

25.1 Events of Default. Section 4(a) is hereby further modified by adding the following to the end thereof: “, provided however, if such cure cannot reasonably be completed within 20 days (as determined by Lender in its discretion), said cure period shall be extended for up to 10 additional days so long as Borrower shall have commenced such cure within the original 20-day period and shall diligently pursue the cure to completion.”

25.2 Lender’s Remedies Upon Default. Section 6.2(g) is hereby modified by adding the following to the end thereof: “unless otherwise prohibited by said Leases and any subordination, non-disturbance and attornment agreements executed in connection therewith”.

25.3 No Liability of Lender; Indemnification of Lender. The fourth line of Section 13.1 is hereby modified by inserting “in each event” between “unless” and “caused”.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Leases and Rents the day and year first above written.

Borrower:	TNP SRT PORTFOLIO I, LLC,
a Delaware limited liability company

	By:	TNP Strategic Retail Trust Operating Partnership, LP, its Member

		By:	TNP Strategic Retail Trust, Inc.,
its General Partner

			By:	/s/ James Wolford
Name: James Wolford
Title: CFO

SIGNATURE PAGE TO ASSIGNMENT OF LEASES AND RENTS (TOPAZ)

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On January     , 2012, before me,                                         , Notary Public, personally appeared                                         who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

This Instrument Prepared By:

Jason W. Lee

Polsinelli Shughart PC

700 West 47th Street, Suite 1000

Kansas City, Missouri 64112

Phone: 816-753-1000

Fax: 816-753-1536

ACKNOWLEDGEMENT PAGE TO ASSIGNMENT OF LEASES AND RENTS (TOPAZ)

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF HESPERIA, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A

PARCELS 1 AND 2 OF PARCEL MAP NO. 18915, IN THE CITY OF HESPERIA, AS PER MAP RECORDED IN BOOK 232, PAGES 89, 90 AND 91 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA.

PARCEL B

EASEMENTS AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED “DECLARATION OF COVENANTS CONDITIONS AND RESTRICTIONS AND GRANT OF RECIPROCAL EASEMENTS” DATED MARCH 16, 2009 AND RECORDED MAY 1, 2009 AS INSTRUMENT NO. 2009-0185682 OF OFFICIAL RECORDS

APN: 3057-121-18; 3057-121-19

Exhibit A-1